5,000,000 Shares
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                        October 21, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
Merrill Lynch & Co.
Prudential Securities Incorporated
Smith Barney Inc.

c/o  Donaldson, Lufkin & Jenrette
       Securities Corporation
     277 Park Avenue
     New York, New York  10172

Dear Ladies and Gentlemen:

          First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 5,000,000 shares of common stock of the Company, par value $.01 per share, (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than 750,000 additional shares of its common stock, par value $.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-13225) including a preliminary prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Company in accordance with Rule 415 under the Act. Such registration statement (as amended, if applicable), has been declared effective by the Commission on October 4, 1996. Such registration statement (as amended, if applicable), on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriters by the Company for use (whether or not such prospectus supplement is required to be filed with the Commission by the Company pursuant to the Act) (the "Prospectus

Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act") are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shares to which it relates. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus or any term sheet as contemplated by Rule 434 of the Act (a "Term Sheet") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Firm Shares and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $24.16 (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement, provided that if such thirtieth day is not a New York Stock Exchange trading day, the


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



thirtieth day will be the next succeeding New York Stock Exchange trading day. Such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than seven business days after such notice has been given and (iii) no earlier than two business days after such notice has been given; unless otherwise agreed upon by the Underwriters and the Company. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering (the "Offering") of their respective portions of the Shares as soon after the execution and delivery hereof as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4. Delivery and Payment. Delivery to the Underwriters of certificates for, and payment of the Purchase Price for the Firm Shares shall be made, subject to Section 9, at 10:00 A.M., New York City time, on the fourth business day (or the third business day if required under Rule 15c6-1 of the Exchange
Act) following the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Date") at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166. The Closing Date and the location of, delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of certificates for, and payment of the Purchase Price for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166, or at such other place as you shall designate, at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of, delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an applicable Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not


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



later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date. Any Underwriter may (but shall not be obligated to) make payment of the Purchase Price for the Firm Shares or the Additional Shares, if any, to be purchased by any other Underwriter whose payment has not been received by the Closing Date or the applicable Option Closing Date, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder.

          5. Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership severally agrees with you as follows:

          (a) The Registration Statement became effective on October 4, 1996. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

          (b) In respect of the offering of Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares. The Company will furnish to the Underwriters named in the Prospectus and to such dealers as you shall specify as many copies of the Prospectus as the Underwriters shall reasonably request for the purposes contemplated by the Act or the Exchange Act.

          (c) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (d) The Company will furnish to you without charge, one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, as you may reasonably request.

          (e) At any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, not to file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Prospectus or any Term Sheet, if applicable, of which you shall not previously have been advised or to which you or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Term Sheet, or amendment or supplement to the Prospectus which, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (f) If, at any time when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of Shares, any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify or register the Shares for offer and sale by the several Underwriters under the applicable state securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Shares have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriters may reasonably request for the distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders.

          (h) To make generally available to the Company's stockholders as soon as reasonably practicable but not later than sixty (60) days after the close of the period covered thereby (ninety (90) days in the event the close of such


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     period is the close of the Company's fiscal year), an earnings statement
     (in form complying with the provisions of Rule 158 of the Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than ninety (90) days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and, if required by Rule 158 of the Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earnings statement is released.

          (i) During the period of five years after the date of this Agreement, the Company will furnish to you as soon as available (x) a copy of each regular and periodic report or other publicly available information of the Company and any of its subsidiaries mailed to the holders of the Shares or filed with the Commission or any securities exchange and (y) such other publicly available information concerning the Company and any of its subsidiaries as you may reasonably request.

          (j) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Shares, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

          (k) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement and any amendment thereto (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (c), (ii) the printing and delivery of this Agreement and the Blue Sky Memorandum, (iii) the qualification or registration of the Shares for offer and sale under the securities or Blue Sky laws and the real estate syndication laws of the several states in accordance with Section 5(g) hereof, (iv) the fee of and the filings and clearance, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Offering, (v) the fee of and the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"), (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (vii) the preparation, issuance and delivery of certificates for the Shares to the Underwriters, (viii) the costs and charges of any transfer agent or registrar, (ix) any transfer taxes imposed on the sale by the Company of the Shares to the Underwriters and (x) the fees and disbursements of the Company's counsel and accountants.



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          (l) The Company will use its best efforts to maintain the listing of the Shares on the NYSE for a period of two years after the Closing Date and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company for the Shares to continue to be so listed.

          (m) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (n) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

          (o) The Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act copies of the Prospectus.

          (p) The Company will use its best efforts to continue to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") until October 21, 1999 and thereafter unless the Company's Board of Directors determines that it is no longer in the best interests of the Company to be so qualified.

          (q) The Company hereby agrees not to, directly or indirectly, register the sale of, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares of common stock, par value $.01 per share, of the Company ("Common Shares") or any securities convertible into or exercisable or exchangeable for such Common Shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Shares, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may (i) grant shares of common stock and stock options pursuant to any employee benefit plan of the Company, (ii) issue Common Shares upon the exercise of such options, (iii) redeem Units for Common Shares, (iv) issue shares of, or securities convertible into or exercisable or exchangeable for, Common Shares in connection with private placements for the acquisition of real property or direct or indirect interests in real property by the Company or its affiliates.

          6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating


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Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof and the Closing Date that:

          (a) The Company meets the requirements for use of Form S-3, and the Registration Statement has been declared effective by the Commission.

          (b) The Registration Statement and the Prospectus, including the financial statements, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at the Closing Date, the Prospectus and the Prospectus Supplement did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the Company will have complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement


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     thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus (as hereinafter defined), the Prospectus or any other materials, if any, permitted by the Act.

          (c) The preliminary prospectus supplement, dated October 7, 1996, filed pursuant to Rule 424 under the Act (the "Preliminary Prospectus") and each 462(b) Registration Statement, if any, complied or will comply when so filed in all material respects with all applicable provisions of the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information in and incorporated by reference in the Prospectus, at the time the Registration Statement became effective, and as of the Closing Date, or during the period specified in Section 5(c) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (e) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. Each of the Operating Partnership, First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership"), First Industrial Indianapolis, L.P. ("FII"), First Industrial Harrisburg, L.P. ("FIH"), First Industrial Development Services Group, L.P. ("DSG") and First Industrial Pennsylvania, L.P. ("FIP") (the Operating Partnership, the Financing Partnership, Securities, L.P., the Mortgage Partnership, FII, FIH, DSG and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws


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



     of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIM"), First Industrial Pennsylvania Corporation ("FIPC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Harrisburg Corporation ("FIHC"), FI Development Services Corporation ("FIDSG"), FR Acquisitions, Inc. ("FRA"), First Industrial Management Corporation ("FIMC") and First Industrial Third-Party Management Corporation ("FITP," and together with FISC, FIFC, FIM, FIPC, FIIC, FIHM, FIDSG, FRA and FIMC are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of organization. Other than the Corporate Subsidiaries and the Partnership Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a "significant subsidiary" under Rule 1-02 of Regulation S-X promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. DSG is a wholly-owned subsidiary of the Company. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIDSG is a wholly-owned subsidiary of the Company and is the sole general partner of DSG. The Company and each of the Subsidiaries has, and at the Closing Date and, if later, an Option Closing Date, will have, full corporate or partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Registration Statement or the Prospectus and the transactions contemplated hereby and thereby. The Company and each of the Corporate Subsidiaries is, and at the Closing Date or, if later, an Option Closing Date, will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the


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     Company and its Subsidiaries, taken as whole or on the Properties taken as a whole (a "Material Adverse Effect"), which jurisdictions of foreign qualification or registration are attached on Schedule II hereto. Each of the Partnership Subsidiaries is, and at the Closing Date or, if later, an Option Closing Date, will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are attached on
     Schedule II hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company and the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel.

          (f) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share, and 65,000,000 shares of excess stock, par value $.01 per share. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects. Except for stock options under the Company's 1994 Stock Incentive Plan, limited partnership interests in the Operating Partnership ("Units"), in connection with agreements relating to the purchase of properties, which agreements provide for the issuance of Units, or as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date or, if later, an Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, redeemable or exchangeable for, or any contracts or commitments to issue or sell, any Shares, any shares of capital stock of the Company or any Subsidiary or any such warrants, convertible securities or obligations. Upon payment of the Purchase Price and delivery of certificates representing the Shares in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of share certificates to be used to evidence the Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. Other than the Additional Shares and shares of common stock issuable upon exercise of stock options pursuant to the Company's 1994 Stock Incentive Plan or upon exchange of Units, no shares of common or preferred stock of the Company are reserved for any purpose, except as disclosed in the Prospectus.

          (g) As of the Closing Date, the partnership agreement of each Partnership Subsidiary will have been duly authorized, validly executed and delivered by each partner thereto and is valid, legally binding and enforceable in accordance with its terms; immediately following the Closing Date, all of the issued and outstanding shares of capital stock of each Corporate Subsidiary will have been duly authorized and validly issued, fully paid and non-assessable and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances, (except for pledges in connection with the loan agreements of the Company and the Subsidiaries) and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and validly issued, fully paid and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company and the Subsidiaries).

          (h) The financial statements, supporting schedules and related notes included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. Coopers & Lybrand L.L.P. (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company as required by the Act.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement and the Prospectus, any change in the capitalization, long term or short term debt or in the capital stock or equity of the Company or any of its Subsidiaries which would be material to the Company and its Subsidiaries considered as one enterprise (anything which would be material to the Company and its Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) except as described in the Prospectus, neither the Company nor any of its Subsidiaries has incurred nor will it incur any liabilities or obligations, direct or contingent, which would be Material, nor has it entered into nor will it enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Prospectus, which would be Material, (iii) there has not been any Material Adverse Effect, and (iv) except for regular quarterly distributions on the Common Shares and the dividends on the shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Preferred Shares"), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock.

          (j) Neither the Company nor any of its Subsidiaries is, or as of the Closing Date or, if later, an Option Closing Date, will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (k) To the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, or proceedings pending or, after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

          (l) The Company and each of its Subsidiaries (i) has, and at the Closing Date or, if later, an Option Closing Date, will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) is not, and at the Closing Date or, if later, an Option Closing Date, will not be, in breach of or default (except as previously disclosed to you or your counsel) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a "Contract or Other Agreement") or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date or, if later, an Option Closing Date, will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

          (m) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder except such as have been obtained under the Act and the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws, the by-laws and rules of the NASD or the requirements of the NYSE in connection with the purchase and distribution by the Underwriters of the Shares or such as have been received prior to the date of this Agreement.

          (n) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable, against the Company and the Operating Partnership in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Company or any of its Subsidiaries, any Contract or Other Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Company or any of its Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

          (o) As of the Closing Date or, if later, an Option Closing Date, the Company and each of its subsidiaries will have good and marketable title to all Material properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement or the Prospectus, or such as secure the Company's loan facilities of the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

          (p) To the knowledge of the Company and the Operating Partnership: (i) no lessee of any portion of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect.

          (q) The Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

          (r) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (A) to the knowledge of the Company and its Subsidiaries, after due inquiry, the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Company and its Subsidiaries, after due inquiry, none of the Company or its Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Company or its Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Company or its Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Company and its Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and its Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

          As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

          None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

          (s) The Company and its Subsidiaries are organized and operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, as amended (the "Code"), and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1994. The Company and its Subsidiaries intend to continue to qualify as a REIT for the foreseeable future.

          (t) There is no document or contract of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required, and the descriptions thereof or references thereto are accurate in all material respects.

          (u) Except for persons holding Common Shares issued on or prior to June 30, 1994 and persons holding Units, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

          (v) As of the date hereof, the outstanding shares of common stock of the Company are listed on the NYSE. Prior to the Closing Date, the Common Stock will be duly authorized for listing on the NYSE upon official notice of issuance.

          (w) None of the Company or any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or its Subsidiaries, after due inquiry, is any such dispute threatened which would be Material.

          (x) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          (y) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

          (z) Each of the Partnership Subsidiaries is properly treated as a partnership for federal income tax purposes and not as a "publicly traded partnership."

          (aa) Any certificate or other document signed by any officer or authorized representative of the Company or any Subsidiary, and delivered to the Underwriters or to counsel for the Underwriters in connection with the sale of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby.

          (bb) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

          7. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein provided, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Operating Partnership, such Underwriter shall promptly notify the Company and the Operating Partnership in writing and the Company and the Operating Partnership may, at their election, assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall, if the Company or the Operating Partnership has assumed the defense as indicated above, be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or the Operating Partnership, (ii) the Company or the Operating Partnership shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and the Operating Partnership and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Operating Partnership (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Operating Partnership shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor the Operating Partnership shall be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company or the Operating Partnership, the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than forty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and the Company's officers and directors who sign the Registration Statement and any person controlling the Company or the Operating Partnership within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter but only with reference to and in conformity with information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company or the Operating Partnership, any of their officers, directors, or any person controlling the Company or the Operating Partnership, based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the
Underwriter shall have the rights and duties given to the Company and the Operating Partnership (except that if the Company or the Operating Partnership shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall, except as otherwise provided herein, be at the expense of such Underwriter), and the Company and the Operating Partnership, their officers, directors, and any person controlling the Company or the Operating Partnership shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, expenses, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Operating Partnership, or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares and the Additional Shares, as the case may be, under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct, in all material respects, on the Closing Date, with the same force and effect as if made on and as of the Closing Date; and as of an Option Closing Date, if any, to the knowledge of the Company, such representations and warranties were true and correct, in all Material respects, as of the date of this Agreement and on the Closing Date. On or before any Option Closing Date, if any, the Company shall disclose to the Underwriters the information which would make such representations and warranties not true and correct, in all Material respects, as of such Option Closing Date.

          (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company.

          (c) (i) Since the date of the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, (ii) other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or the Operating Partnership or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect, and on the Closing Date and any Option Closing Date, as the case may be, you shall have received a certificate dated the Closing Date and the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 8.

          (d) You shall have received on the Closing Date and, if later, an Option Closing Date an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, and the Option Closing Date, as the case may be, of Cahill Gordon & Reindel, counsel for the Company and the Operating Partnership, to the effect that:

               (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule I thereto. Each of the Corporate Subsidiaries is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule I thereto.

               (ii) Each of the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. Each of the Partnership Subsidiaries has all requisite partnership power and authority to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and proposes to engage, in each case, as described in the Prospectus, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement. Each of the Partnership Subsidiaries is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified in Schedule I thereto.

               (iii) To the knowledge of such counsel, other than the Additional Shares, no shares of common or preferred stock of the Company are reserved for any purpose, except in connection with (1) the possible issuance of shares of common stock upon redemption of Units and (2) the Company's 1994 Stock Option Plan. To the knowledge of such counsel, except for Units and stock options issued under stock option plans, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options other than as provided in this Agreement, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company. To the knowledge of such counsel, no shares of capital stock of any of the Corporate Subsidiaries are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of the Corporate Subsidiaries, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of the Corporate Subsidiaries, except as disclosed in the Prospectus. To the knowledge of such counsel, all of the outstanding partnership interests of the Operating Partnership, the Financing Partnership, Securities, L.P. and the Mortgage Partnership have been duly authorized, validly issued and fully paid and, except for Units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

               (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership, the Financing Partnership, Securities, L.P., FISC, FIFC, FIMC or the Mortgage Partnership is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and (except as previously disclosed to the

          Underwriters or their counsel by the Company) none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by, (it being understood that such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement (other than the 1994 Mortgage Loan), note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of the Properties) except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

               (v) This Agreement was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and assuming due authorization, execution and delivery by any other party thereto, is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (vi) The execution and delivery of this Agreement and the performance of the obligations set forth herein by the Company and the Operating Partnership will not require, to such counsel's knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject (it being understood that such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement (other than the 1994 Mortgage Loan), note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of the Properties) and of which such counsel is aware; (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership; (3) any applicable law, rule or administrative regulation of the United States or the State of Delaware; or

          (4) any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

               (vii) None of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries is required to be registered under the Investment Company Act of 1940.

               (viii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under the Act or the by-laws and rules of the NASD, or state securities, blue sky or real estate syndication laws, or such as have been received prior to the date of such opinion.

               (ix) The Registration Statement, at the time it became effective and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than documents incorporated therein by reference and the financial statements and supporting schedule and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act.

               (x) Each of the Underwriters is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriters acquire such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

               (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

               (xii) The information in the Prospectus under "Risk Factors," "Restrictions on Transfers of Capital Stock" and "Certain Federal Income Tax Matters," and in the Annual Report of the Company on Form 10-K for the year ended December 31, 1995, (the "10-K") under "Mortgage Loans" (with respect to the 1994 Mortgage Loan only) to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information required to be disclosed therein.

               (xiii) To such counsel's knowledge, there is no document or contract of a character required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto by the Act other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

               (xiv) To such counsel's knowledge, except for persons holding Units and for persons holding Common Shares issued on or prior to June 30, 1994, the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

               (xv) As of the date hereof, the outstanding shares of common stock of the Company are listed on the NYSE. The Shares have been approved for listing on the NYSE upon official notice of issuance.

               (xvi) The partnership agreement of each Partnership Subsidiary has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          At the Underwriters' request, Cahill Gordon & Reindel shall also confirm to the Underwriters that it has been informed by the Staff of the Commission that the Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission.

          In addition, Cahill Gordon & Reindel shall confirm that the opinion filed as Exhibit 8 to the Registration Statement is true and correct as of the date thereof and permit the Underwriters to rely on such opinion as if it were addressed to the Underwriters.


          In addition, Cahill Gordon & Reindel shall state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis thereof (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus, as of its date or at the Closing Date, or, if later, an Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          In giving its opinion, such counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries, (B) as to matters of Maryland law, on the opinion of McGuire, Woods, Battle & Boothe, L.L.P., Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, (C) as to matters of Illinois law, on the opinion of Barack, Ferazzano, Kirschbaum & Perlman, Chicago, Illinois, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters, and (D) as to the good standing and qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions. Counsel need express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities or "Blue Sky" or real estate syndication laws.

          (e) You shall have received on the Closing Date and, if later, an Option Closing Date, an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, and the Option Closing Date, as the case may be, of McGuire, Woods, Battle & Boothe, L.L.P., special Maryland counsel for the Company, to the effect that:

          (i) Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

          (ii) Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement.

          (iii) The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable.

          (iv) Each of the Shares has been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, each of the Underwriters is receiving good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if the Underwriters acquire such Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement and Prospectus. The form of stock certificates evidencing the Shares are in due and proper form and comply in all material respects with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Company's charter or by-laws, as amended to date, or any agreement of which such counsel is aware.

          (v) This Agreement was duly and validly authorized and executed by the Company.

          (vi) The execution and delivery of this Agreement and the performance of the obligations set forth herein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the charter or by-laws, as the case may be, of the Company; (2) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (vii) To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

          (viii) The information in the Prospectus under "Description of Common Stock," "Restrictions on Transfers of Capital Stock" and Item 15 of Part II of the Registration Statement to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

          (ix) The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company or such Corporate Subsidiary, as the case may be, is the general partner.

          (f) You shall have received on the Closing date and, if later, an Option Closing Date, an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, or the Option Closing Date, as the case may be, of Barack, Ferazzano, Kirschbaum & Perlman, special Illinois counsel for the Company, to the effect that:

          (i) To the knowledge of such counsel, none of the Company, the Operating Partnership, FIFC, the Financing Partnership, FIP, FIPC, Securities, L.P.; FRA, FIMC, the Mortgage Partnership, and FISC is in default in the performance or observance of any obligation, agreement, covenant or condition contained in (a) the documentation evidencing and/or securing (1) a certain revolving credit facility made available to the Operating Partnership and FIP by The First National Bank of Chicago, on behalf of itself and as agent for various co-lenders, (2) a certain loan made available to Harrisburg, L.P. by ORIX USA, Inc., (3) a certain revolving loan facility made available to the Operating Partnership by Madison Bank, N.A., (4) a certain mortgage loan made available to the Mortgage Partnership by Nomura Asset Capital Corporation, and (5) a certain revolving credit facility made available to the Operating Partnership by The First National Bank of Chicago (such documentation, collectively, the "Credit Documents") and (b) various pending agreements of purchase and sale into which FR Acquisitions, Inc. has entered into for the purchase of certain real properties (collectively, the "Pending Contracts"), except in each case for defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

          (ii) The execution and delivery of this Agreement and the performance of the obligations set forth herein by the Company and the Operating Partnership did not and do not conflict with or constitute a breach or violation of or default under: (1) the Credit Documents and the Pending Contracts; (2) any applicable law, rule or administrative regulation of the United States; or (3) any order or administrative or court decree issued to or against or concerning the Company, the Operating Partnership, FIFC, the Financing Partnership, FIP, FIPC, FIMC, the Mortgage Partnership, Securities, L.P., FRA or FISC, of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

          (iii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do or are likely to have a Material Adverse Effect.

          (iv) The information in the Prospectus Supplement under "Prospectus Supplement Summary - Recent Developments Debt Financing", and in the 10-K under Item 2 "The Properties, - Mortgage Loans and - Acquisition Facilities" to the extent that it constitutes statements of law, descriptions of statutes, summaries of documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

          (g) You shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Rogers & Wells, counsel for the Underwriters, as to the matters referred to in clauses (iv) (with respect to the first and last sentences only) of Section 8(e) and clauses (v), and (ix) of
Section 8(d) and in addition, Rogers & Wells shall make statements similar to those contained in the first and third paragraphs following Section 8(d)(xvi) hereto and shall be entitled to rely on those persons described in the fourth paragraph following Section 8(d)(xvi) hereto with respect to the matters described therein.


          (h) On the date hereof, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters (and to its counsel), confirming that they are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Additional Shares, at any Option Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the applicable Option Closing Date, as the case may be, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the applicable Option Closing Date, as the case may be.

          (i) At the Closing Date, the Shares shall have been approved for listing on the NYSE upon official notice of issuance.

          (j) The Company and its Subsidiaries shall not have failed at or prior to the Closing Date and any applicable Option Closing Date, as the case may be, to perform or comply with any of the agreements pursuant to Section 5 herein contained and required to be performed or complied with by the Company at or prior to the Closing Date and the Option Closing Date, as the case may be.

          (k) At the Closing Date and, if later, at any applicable Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (l) At the Closing Date, the Underwriters shall have received a letter agreement from certain of the directors and executive officers of the Company, as listed on Schedule III hereto, substantially in the form attached hereto as Exhibit A.

          9. Effective Date of Agreement; Termination; Default by One or More Underwriters. This Agreement shall become effective upon the execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,
(iii) the suspension or material limitation of trading in securities on the NYSE or the American Stock Exchange or material limitation on prices for securities on either of such exchanges, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion would result in a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on an applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an applicable Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to First Industrial Realty Trust, Inc., 150 North Wacker Drive, Suite 150, Chicago, Illinois 60606, Attention: Michael T. Tomasz, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention of Gerald S. Tanenbaum, Esq. and (b) if to you, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention of Robert E. King, Jr., or in any case to such other address as the person to be notified may have requested in writing.

          The provisions of Sections 5, 6 and 7 shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company and (ii) acceptance of the Shares and payment for them hereunder.

          In the event of termination of this Agreement, the provisions of Sections 5(k) and 7 shall remain operative and in full force and effect.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company and the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Operating Partnership agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Operating Partnership and the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, and the several Underwriters.

                                 Very truly yours,

                                 FIRST INDUSTRIAL REALTY TRUST, INC.

                                 By:/s/ Michael J. Havala
                                    -----------------------------------
                                    Name:  Michael J. Havala
                                    Title: Chief Financial Officer

                                 FIRST INDUSTRIAL, L.P.

                                 By:    First Industrial Realty Trust, Inc.
                                          as its sole general partner

                                 By:/s/ Michael J. Havala
                                    ------------------------------------
                                     Name:  Michael J. Havala
                                     Title: Chief Financial Officer


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH & CO.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

By:/s/ Eric A. Anderson
   ----------------------------------
   Name:  Eric A. Anderson
   Title: Managing Director

                                   SCHEDULE I

                                                                Number of Firm
                                                                 Shares to be
                         Underwriters                             Purchased
                         ------------                             ---------

Donaldson, Lufkin & Jenrette Securities Corporation.......        1,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated........        1,250,000
Prudential Securities Incorporated........................        1,250,000
Smith Barney Inc..........................................        1,250,000

                                                                  ---------
                                             Total........        5,000,000

                                   SCHEDULE II


             JURISDICTIONS OF FOREIGN QUALIFICATION OF THE COMPANY, THE CORPORATE SUBSIDIARIES AND THE PARTNERSHIP SUBSIDIARIES


ENTITY:                                                 JURISDICTION

First Industrial, L.P.                                   Georgia
                                                         Illinois
                                                         Indiana
                                                         Iowa
                                                         Kansas
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         Ohio
                                                         Pennsylvania
                                                         Tennessee
                                                         Wisconsin

First Industrial Realty Trust, Inc.                      Georgia
                                                         Illinois
                                                         Indiana
                                                         Michigan
                                                         Minnesota
                                                         Ohio

First Industrial Securities, L.P.                        Illinois
                                                         Michigan
                                                         Minnesota
                                                         Pennsylvania

First Industrial Securities                              Illinois
Corporation                                              Michigan

First Industrial Pennsylvania, L.P.                      Pennsylvania

First Industrial Pennsylvania                            Pennsylvania
Corporation

First Industrial Harrisburg, L.P.                        Pennsylvania

First Industrial Harrisburg                              Pennsylvania
Corporation

First Industrial Financing                               Georgia
Partnership, L.P.                                        Illinois
                                                         Iowa
                                                         Kansas
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         New Hampshire
                                                         Pennsylvania
                                                         Tennessee
                                                         Texas
                                                         Wisconsin

First Industrial Finance Corporation                     Georgia
                                                         Illinois
                                                         Michigan
                                                         Wisconsin

First Industrial Management                              Georgia
Corporation                                              Illinois
                                                         Indiana
                                                         Iowa
                                                         Kansas
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         New Hampshire
                                                         Ohio
                                                         Pennsylvania
                                                         Tennessee
                                                         Texas
                                                         Wisconsin

First Industrial Third-Party                             Georgia
Management Corporation                                   Illinois
                                                         Michigan
                                                         Minnesota

First Industrial (Atlanta) Management                    Georgia
Corporation                                              Illinois

FR Acquisitions, Inc.                                    Georgia
                                                         Illinois
                                                         Indiana
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         Ohio
                                                         Pennsylvania
                                                         Tennessee
                                                         Wisconsin

First Industrial Mortgage Partnership,                   Georgia
L.P.                                                     Illinois
                                                         Michigan
                                                         Minnesota
                                                         Missouri
                                                         Tennessee

First Industrial Mortgage Corporation                    Illinois
                                                         Michigan

First Industrial Indianapolis, L.P.                      Indiana

First Industrial Indianapolis                            None
Corporation

First Industrial Development Services                    None
Group, L.P.

FI Development Services Corporation                      None

                                  SCHEDULE III


           LIST OF DIRECTORS AND OFFICERS SUBJECT TO LOCKUP PROVISIONS

                       Jay H. Shidler
                       Michael T. Tomasz
                       Michael W. Brennan
                       Michael J. Havala
                       Gary H. Heigl
                       Johannson L. Yap
                       Michael G. Damone
                       David P. Draft
                       Duane H. Lund
                       Peter F. Murphy
                       Anthony Muscatello
                       Matthew J. Ochalski

                                    EXHIBIT A




DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH & CO.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated October 21, 1996 (the "Underwriting Agreement") among First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch & Co., Prudential Securities Incorporated and Smith Barney Inc., (the "Underwriters") of the underwriters named in
Schedule I thereto, relating to the public offering of 5,000,000 shares of common stock, par value $.01 per share, of the Company. This letter is delivered by the undersigned to the Underwriters pursuant to Section 8(l) of the Underwriting Agreement. Capitalized terms used herein shall, unless otherwise defined herein, have the meaning set forth in the Underwriting Agreement.

          The undersigned hereby agrees that the undersigned shall not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and shares of Common Stock which may be received upon exercise of stock options or warrants) or any securities convertible into or exercisable or exchangeable for Common Stock, or in any other manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock (each of the foregoing actions, a "Transfer"), prior to the expiration of 90 days from the date of the Prospectus Supplement.

          Notwithstanding the foregoing, no such consent shall be required in connection with (i) the delivery to the Company, in connection with the exercise of options or the grant of Common Stock under the Company's stock incentive plan, of shares of Common Stock in satisfaction of the exercise price of such options or applicable withholding requirements, (ii) the exchange or redemption of limited partnership interests in First Industrial, L.P. ("Units") for shares of Common Stock, (iii) the Transfer of shares of Common Stock acquired by the undersigned in the open market, (iv) grants of a bona fide security interest in, or a bona fide pledge of, shares of Common Stock or Units to a recognized financial institution and transactions contemplated by such grants or pledges whether made before or after the date of the Underwriting Agreement, (v) any Transfer to entities controlled by the undersigned and (vi) any Transfer to members of the immediate family of the undersigned (or to an entity for their benefit); provided that, in the case of a Transfer of the type described in clause (vi), prior to making any such Transfer, the undersigned shall have delivered a written instrument to DLJ in which the transferee agrees to be bound by the restrictions contained in this agreement with respect to the subject of such Transfer.

          The obligation of the undersigned shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                         Very truly yours,




Date:                                    Name:

                                         Address:




Agreed:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:
    -------------------------------------
    Authorized Signature